EXHIBIT
10.51
AGREEMENT AND RELEASE

         THIS AGREEMENT AND RELEASE is entered into by and between GARY TIGHE ("TIGHE") who resides at 51 Euston Road, Garden
City, New York 11530 and STAFF BUILDERS, INC., a New York corporation, 1983 Marcus Avenue New York, 11042 ("STAFF
BUILDERS") (collectively the "Parties") on the date set forth below.

         WHEREAS the Parties have entered into an Employment
Agreement ("Employment Agreement") executed as of June 1,
1997, and

         WHEREAS the Parties now desire to terminate said
Employment Agreement and to modify certain terms of same that survive the termination of said Employment Agreement.

         NOW THEREFORE, in consideration of the mutual promises set forth herein and the mutual benefits which the parties will gain by performance thereof, the parties hereto agree as follows:

         1. The Parties agree that effective at the close of business February 20, 1998, TIGHE'S employment with STAFF
BUILDERS shall cease and except as provided herein and except for the terms of the Employment Agreement that survive its termination, the Employment Agreement shall be terminated. As of February 21, 1998, TIGHE shall have no duties, responsibilities or authority on behalf of STAFF BUILDERS, nor shall he otherwise act as an employee of STAFF BUILDERS.
TIGHE shall provide STAFF BUILDERS with a letter of resignation dated February 18, 1998, attached hereto as Exhibit B.
         2. In consideration for his compliance with all of the provisions of this Agreement And Release the Parties agree as follows:
                 STAFF BUILDERS shall provide and TIGHE all accept a lump sum payment of $243,647.22 payable eight (8) days after TIGHE returns an executed copy of this Agreement, provided TIGHE has not exercised his right to rescind this Agreement, or February 27, 1998, whichever is later.

         b. STAFF BUILDERS will also extend TIGHE's right to elect to purchase health insurance coverage under COBRA up to June 1, 2000, provided TIGHE has not otherwise become eligible for other health insurance coverage. Staff Builders agrees to pay the cost of said COBRA.

         c. The Parties agree to amend Paragraph 10 of the Employment Agreement by substituting a ninety (90) day time period for the one (1) year time period contained in subparagraph (a). The Parties further agree to amend Paragraph 10 of the Employment Agreement by substituting a twenty eight (28) month time period for the one (1) year time period contained in subparagraph (b).

         d. Subject to the terms and conditions of the Staff Builders Deferred Compensation Plan, Staff Builders will use its best efforts to have TIGHE paid all entitlements thereunder within 30 days of the date of this Agreement.

         e. Staff Builders will use its best efforts to have TIGHE's name removed from all company forms and documents, such as the use of facsimile of Tighe's signature on any corporate checks.


         3. The Parties hereto agree and understand that the payments, specified in paragraph 2 above and the other consideration contained herein, are in excess of that which STAFF BUILDERS is obligated to provide to TIGHE or which would normally be provided to an individual who was leaving or had left the Employer and that it is provided solely in consideration of TIGHE's execution of this Agreement And
Release.

         4. TIGHE understands that there are various state and federal laws that prohibit employment discrimination on the basis of age, race, sex, religion, national origin, martial status and disability and that these laws are enforced by the courts and various government agencies. By signing this Agreement And Release, TIGHE intends to give up any rights he may have under these laws or any other laws with respect to his employment or the termination of his employment with or by STAFF BUILDERS and acknowledges that STAFF BUILDERS has not
(a) discriminated against him; (b) breached any express or implied contract with him; or (c) otherwise acted unlawfully towards him.

         5. As a material inducement to the Parties to enter into this Agreement And Release, TIGHE covenants not to sue and hereby irrevocably and unconditionally releases, acquits and forever discharges STAFF BUILDERS, and all other
affiliated, subsidiary or related organizations, parents, companies or divisions, and their respective present, former or future officers, directors, shareholders, agents,
employees, representatives, consultants, attorneys,
successors, and assigns, and all STAFF BUILDERS' employee
benefit plans and the current and former Trustees of all of
them (collectively the "Releasees"), of and from any claim, right, demand, charge, complaint, action, cause of action, obligation, or liability of any and every kind based on any federal, state, or local law, statute or regulation, whether known or unknown, suspected or unsuspected, fixed or contingent, whether in tort or in contract or by statute,
which arises or results from any event, action or inaction occurring prior to the execution of this Agreement And
Release, as well as any and all claims arising out of or
relating to any alleged tortious, wrongful, discriminatory, defamatory, improper or unlawful act or omission of STAFF BUILDERS, including without limitation, claims alleging a violation of the Age Discrimination In Employment Action of
1967, as amended 29 U.S.C. 621 et seq.   The Americans with
Disabilities Act of 1990, 42 U.S.C. 12101 et seq., which arose prior to the execution of this Agreement And Release, or which might exist under the qui tam provisions of the False Claims Act, 31 U.S.C. 3730. TIGHE represents that he has received complete satisfaction of any and all claims, whether known, suspected or unknown, that he may have or have had against any of the Releasees as of the date of this Agreement
And Release, and he hereby waives any and all relief for such claims not explicitly provided for herein.

         6. TIGHE expressly agrees and acknowledges that the amounts specified in paragraph 2 include all monies, costs and attorneys' fees which could be claimed against the Releasees by him or on his behalf.

         7. TIGHE affirms that he is not aware of any outstanding administrative or judicial claims, charges, lawsuits or proceedings of any kind against any of the Releasees to which he is a party or which were filed on his behalf, and promises not to commence any proceeding or action against STAFF BUILDERS except to enforce this Agreement And Release. TIGHE further agrees not only to release and discharge the Releasees of and from any and all claims which he could make on his own behalf, but also those which may have been or may be made by any other person or organization on his behalf as of the date of this Agreement And Release.

         8. TIGHE hereby agrees to surrender any and all Stock Options of STAFF BUILDERS, Inc. (Delaware) ("SBD") granted to him pursuant to the 1983 Incentive Stock Option Plan, the 1986 Non-Qualified Stock Option Plan, and the 1994
Performance-Based Stock Option Plan (as more particularly described in Exhibit A), or otherwise, including any options which are vested as of the date hereof, within 90 days of this Agreement. Within the 90 day period, TIGHE may exercise any such options.

         9. TIGHE acknowledges that as a result of his employment by STAFF BUILDERS, he has had access to confidential, proprietary business information belonging to STAFF BUILDERS, as those terms are defined in paragraph 11 of the Employment Agreement, and hereby agrees not to use or disclose any such information personally or for the benefit of others. TIGHE also agrees (1) not to disclose to anyone any such confidential and proprietary information; and (2) to comply with any and all provisions of his Employment Agreement that, by their terms, survive the termination of his employment. On the date he signs this Agreement And Release, TIGHE further promises and agrees to return to STAFF BUILDERS any and all documents or diskettes now in his possession which he received, sent, generated or had access to in the course of his employment by STAFF BUILDERS, together with any and all property of STAFF BUILDERS he has in his possession.

         10. TIGHE further agrees that except for the press release to be mutually agreed to between the Parties, and disclosure in any documents filed with the Securities and Exchange Commission, he will not disclose, either directly or indirectly, in any manner whatsoever, any specific information, fact or opinion of any kind regarding the terms of this Agreement And Release, to any person or organization, including, but not limited to, members of the press and media, present and former officers, employees (except with respect to certain restrictions upon him concerning future solicitation of Staff Builders' employees) and agents of the Releasees, and other members of the public, except to his wife, whom shall be bound by this paragraph to the same extent as TIGHE and whose violation of this paragraph shall be deemed to constitute a violation by TIGHE as if he himself had personally violated this paragraph. TIGHE shall specifically advise his wife, that she must comply with this paragraph and shall specifically advise him or her that a violation by him or her of this paragraph shall be deemed to be a violation by TIGHE.

         11. If in violation of paragraphs 4 or 5 or 7 above, TIGHE files or causes to be filed a claim, charge or lawsuit against any of the Releasees with any governmental agency, court or other forum concerning, in whole or in part, any event occurring as of or prior to the date of this Agreement
And Release or any claim that has been released herein, or in the event TIGHE violates the provisions contained in paragraphs 9, 10 or 11 herein, TIGHE agrees to immediately repay to STAFF BUILDERS all monies that he received pursuant to paragraph 2 hereof, and to waive and forego any claim to any additional monies or benefits he might otherwise have a claim to receive pursuant to this Agreement And Release or otherwise. TIGHE further agrees that the release set forth in paragraphs 4 and 5 remains in full force and effect, and that the balance of this Agreement And Release provides adequate consideration for such Release. Should any governmental agency, court or other forum determine that such claim, charge or lawsuit is barred by this Agreement And
Release, TIGHE agrees to pay STAFF BUILDERS, in addition, the attorneys' fees and expenses it incurs in enforcing the terms of this Agreement And Release and otherwise defending against said claim, charge or lawsuit.

         12. The waiver by any Party of a breach of any provision hereof shall not operate or be construed as a waiver of any subsequent breach by any Party.

         13. This Agreement And Release and the exhibits attached hereto contain the full agreement between TIGHE and STAFF
BUILDERS, and may not be modified, altered or changed except upon the express prior written consent of both TIGHE and STAFF
BUILDERS.

         14. TIGHE affirms that he has been given at least 21 days to consider this Agreement And Release and that he has voluntarily chosen not to wait 21 days to execute this Agreement And Release. His choice to execute this Agreement
And Release was knowing and voluntary and made after consultation with his counsel. TIGHE understands that he may revoke his agreement hereto by so notifying STAFF BUILDERS' General Counsel in writing within seven (7) days after he signs this Agreement And Release.

         15. TIGHE acknowledges and agrees that: (a) no promise or inducement for this Agreement And Release has been made by STAFF BUILDERS, except as set forth in this Agreement And
Release; (b) this Agreement And Release is executed by him without reliance upon any statement or representation by STAFF BUILDERS other than as set forth herein; (c) he fully understands this Agreement And Release and the meaning of its provisions; (d) he fully understands that he is giving up important rights set forth herein; (e) he is legally competent to enter into this Agreement And Release and to accept full responsibility therefor; (f) he consulted with his counsel before entering into this Agreement And Release; and (g) he voluntarily enters into this Agreement And Release.

         16. This Agreement And Release may be executed in counterparts, and, when each party has signed and delivered at lease one such counterpart, each counterpart shall be deemed an original and taken together, shall constitute one and the same agreement, which shall be binding and effective to all parties.

         17. This Agreement And Release shall be construed in accordance with the laws of the State of New York. Any action or proceeding relating to or arising from this Agreement And Release or any other dispute between the parties hereto shall be brought solely in the Supreme Court of the State of New
York, Nassau County. TIGHE hereby consents to personal jurisdiction and venue in New York State Supreme Court, County of Nassau any such action or proceeding. The parties expressly waive their right to trial by jury in any action or proceeding against the other and consent to trial before a judge.
         18. This Agreement And Release is the product of negotiation and mutual discussion. The rule of construction that an agreement may be construed against its drafter shall not apply in any action or proceeding arising from or based, in whole or in part, on this Agreement And Release.

         19. TIGHE ACKNOWLEDGES AND AGREES THAT HE HAS READ AND FULLY UNDERSTANDS THE MEANING OF EACH PROVISION OF THIS
AGREEMENT AND RELEASE, THAT HE HAS HAD THE OPPORTUNITY TO
CONSULT WITH COUNSEL CONCERNING IT, AND THAT HE FREELY AND
VOLUNTARILY ENTERS INTO IT.

         IN WITNESS WHEREOF, the Parties have hereunto set their hand on the dates indicated below.
                                                  STAFF BUILDERS, INC.

                                                  By: /s/ Stephen Savitsky
                                                  Date: 2/19/98

                                                  /s/ Gary Tighe
                                                  GARY  TIGHE

                                                  Date: 2/19/98

STATE OF NEW YORK                 )
                                  ) ss.:
COUNTY OF NASSAU                  )



                      I, Gary Marcus do hereby certify that
GARY TIGHE, personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed and delivered the said instrument as his free and voluntary act, for the uses and purposes therein set forth.

         Given under my hand and official seal this 19th day of February, 1998.


Gary Marcus
Notary Public


My Commission Expires:


11/39/98